                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
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    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

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     and 0-11.
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                                     [LOGO]

                         NORTHWEST AIRLINES CORPORATION
                             2700 LONE OAK PARKWAY
                             EAGAN, MINNESOTA 55121
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 23, 1999
                            ------------------------

To the Stockholders of Northwest Airlines Corporation:

    The Annual Meeting of Stockholders of Northwest Airlines Corporation (the "Corporation") will be held at the Equitable Life Building, 787 Seventh Avenue, New York, New York 10019 on Friday, April 23, 1999, at 9:30 a.m., Eastern Daylight Time, for the following purposes:

    (1) To elect fifteen directors of the Corporation to serve terms of one year and until their successors have been duly elected and qualified. Three of the director nominees will be elected exclusively by the holders of the Series C Preferred Stock of the Corporation in accordance with the provisions of the Certificate of Designation with respect to the Series C Preferred Stock.

    (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on February 26, 1999 as the record date for determination of the stockholders authorized to receive notice of and to vote at the meeting. A complete list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, during ordinary business hours for a period of ten days prior to the meeting. The list will also be available on April 23, 1999 at the place of the meeting. Your attention is directed to the accompanying proxy statement.

                                          By Order of the Board of Directors,

                                          Douglas M. Steenland
                                          EXECUTIVE VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

March 22, 1999
Eagan, Minnesota

If you plan to attend the Annual Meeting, check the appropriate box on your proxy card when you return it or respond appropriately if voting by telephone, and bring to the Annual Meeting the admission ticket that is printed on the last page of the proxy statement. You must have an admission ticket (printed on the last page of the proxy statement) or other proof of share ownership (for example, a recent statement of your broker). If you do not plan to attend the Meeting, please vote your shares either by telephone (via the 1-800 number indicated on the accompanying proxy card) or by mail. If you choose to vote by mail, please sign the proxy card and return it in the envelope so that your shares will be voted. The envelope requires no postage if mailed in the United States.

                                     [LOGO]

                         NORTHWEST AIRLINES CORPORATION
                             2700 LONE OAK PARKWAY
                             EAGAN, MINNESOTA 55121

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 23, 1999

                            ------------------------

                              GENERAL INFORMATION

SOLICITATION OF PROXIES

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Northwest Airlines Corporation (as defined below, the "Corporation") for use at the Annual Meeting of Stockholders to be held on Friday, April 23, 1999 at the Equitable Life Building, 787 Seventh Avenue, New York, New York 10019 at 9:30 a.m. Eastern Daylight Time or at any postponement or adjournment thereof (the "Annual Meeting"). This proxy statement and the accompanying proxy card are being mailed to stockholders on or about March 22, 1999.

    The cost of this solicitation, including all expenses incurred in preparing, printing and mailing this proxy statement, will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited by certain directors, officers and employees of the Corporation in person and by telephone. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. The Corporation also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy material to the beneficial owners of shares held of record and will reimburse such persons for their expenses in connection therewith.

    On November 20, 1998, the Corporation effected a holding company reorganization. As a result, Northwest Airlines Holdings Corporation (formerly known as Northwest Airlines Corporation and prior to the reorganization the publicly traded holding company, "Old NWA Corp.") became a direct wholly owned subsidiary of a newly formed Delaware corporation, Northwest Airlines Corporation (referred to herein as the "Corporation"). The Corporation is now the publicly traded holding company. Pursuant to the reorganization, each share of Common Stock and Series C Preferred Stock of Old NWA Corp. was converted into one share of Common Stock and Series C Preferred Stock, respectively, of the Corporation with the same rights and privileges as such shares of Old NWA Corp. References in this proxy statement to Northwest Airlines Corporation or the Corporation (as the case may be), Common Stock and Series C

Preferred Stock for time periods prior to November 20, 1998 refer to Old NWA Corp. and the Common Stock and Series C Preferred Stock of Old NWA Corp., respectively.

OUTSTANDING SHARES AND VOTING RIGHTS

OUTSTANDING SHARES

    The Board of Directors has set February 26, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were outstanding 84,034,905 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 5,566,502 shares of Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"). These securities constitute the only classes of securities entitled to vote at the Annual Meeting.

VOTING RIGHTS

    COMMON STOCK

    Each outstanding share of Common Stock entitles the holder thereof to one vote on all matters to be voted on by the Corporation's stockholders other than the election of directors to be elected by the holders of Series C Preferred Stock (the "Series C Directors").

    SERIES C PREFERRED STOCK

    The Series C Preferred Stock is held by certain trusts established pursuant to the Northwest Airlines Corporation Employee Stock Plan (the "Employee Stock Plan") for the benefit of certain employees of Northwest Airlines, Inc. ("Northwest Airlines") and by certain former employees of Northwest Airlines to whom such stock is distributed from the trusts and their spouses, children and heirs (collectively, "Qualified Holders"). As part of an overall revised compensation plan for the employees of Northwest Airlines provided by labor agreements entered into in 1993, the Corporation issued to the trusts for the benefit of participating employees 9,048,893 shares of Series C Preferred Stock and 17,502,493 shares of Class A and Class B Common Stock. In April 1998, the stockholders of the Corporation approved an amendment to the Corporation's Second Amended and Restated Certificate of Incorporation (the "Charter") to combine and reclassify the Corporation's Class A Common Stock and Class B Common Stock into a single class of voting Common Stock. As amended, the Corporation's Charter provides that each share of Series C Preferred Stock is convertible at any time prior to redemption into 1.364 shares of Common Stock. The Series C Preferred Stock votes with the Common Stock on all matters submitted to stockholders for a vote, except with respect to the election of directors. Each outstanding share of Series C Preferred Stock held by a Qualified Holder is entitled to the number of votes equal to 1.364 votes per share at the Annual Meeting. Shares of Series C Preferred Stock automatically convert into shares of Common Stock upon their sale or transfer to a non-Qualified Holder.

    With respect to the election of directors, the Series C Preferred Stock, voting as a separate class, is entitled to elect three Series C Directors, one of whom is nominated by the International Brotherhood of Teamsters (the "IBT"), one by the International Association of Machinists and Aerospace Workers (the "IAM") and one by the Northwest Master Executive Council ("Northwest MEC") of the Air Line Pilots Association, International ("ALPA"). Until July 31, 2003, the number of Series C Directors will be the greater of three or the number that represents at least 15 percent of the Corporation's directors. Qualified Holders of Series C Preferred Stock are entitled to vote for or against the three Series C Director nominees as a slate and are not entitled to vote for or against any single Series C Director nominee and are not entitled to vote for the election of any other directors of the Corporation. The Corporation has agreed to extend Northwest MEC's right to nominate a member of the Board of Directors until September 13, 2005, which is three years after the date on which the current collective bargaining agreement between Northwest Airlines and ALPA becomes amendable.

STOCKHOLDERS AGREEMENTS

    In connection with the acquisition in 1989 of the Corporation's principal indirect subsidiary, NWA Inc., which is the parent of Northwest Airlines, the original investors in the Corporation (the "Original Investors") and the Corporation entered into an agreement (as amended, the "Stockholders' Agreement"). The parties to the Stockholders' Agreement (other than the Corporation), presently consisting of Alfred A. Checchi and certain trusts established for the benefit of Mr. Checchi's family, Gary L. Wilson and certain members of Mr. Wilson's family, Frederic V. Malek and certain trusts established for the benefit of Mr. Malek's family, and Richard C. Blum & Associates-NWA Partners, L.P. ("Blum-NWA Partners"), who in the aggregate own as of February 26, 1999, 30.4 percent of the Corporation's outstanding Common Stock on a fully diluted basis, have agreed to vote their shares of Common Stock for the election to the Board of Directors of (i) three designees of Alfred A. Checchi and certain trusts formed for the benefit of Mr. Checchi or members of his family (collectively, the "Checchi Family"), (ii) three designees of Gary L. Wilson and members of his family (collectively, the "Wilson Family") and (iii) one designee of Blum-NWA Partners or its affiliates. The Stockholders' Agreement will expire on July 21, 1999.

    In connection with the Corporation's acquisition in November 1998 of beneficial ownership of approximately 8.7 million shares of Class A Common Stock of Continental Airlines, Inc. (the "Continental Shares"), the Corporation issued 2,631,784 shares of Common Stock to certain former partners of Air Partners, L.P. (the "Partners") pursuant to an Investment Agreement dated as of January 25, 1998 (as amended, the "Investment Agreement"). Pursuant to the Investment Agreement, an affiliate of one of the Partners or its permitted assignee has the right to designate an individual for election to the Board of Directors. James
G. Coulter is the designee.

    The Partners are also party to a Standstill Agreement dated as of November 20, 1998 (the "Standstill Agreement") between the Partners and the Corporation. All 2,631,784 shares of Common Stock held by the Partners are subject to the voting restrictions provided for in the Standstill Agreement. Pursuant to the Standstill Agreement, the Partners are required to vote their shares of Common Stock in favor of the election to the Board of Directors of the individuals recommended by the Corporation's Board of Directors. The Standstill Agreement also contains customary restrictions on the Partners' ability (i) to participate or vote in proxy solicitations in opposition of a recommendation or proposal of the Corporation's Board of Directors, (ii) to make stockholder proposals or seek the removal of a member of the Corporation's Board of Directors, or (iii) to seek to effect any control or influence over the management of the Corporation. The Standstill Agreement has a term of five years subject to earlier termination in certain events.

FOREIGN OWNERSHIP OF SHARES

    The Federal Aviation Act prohibits non-United States citizens from owning more than 25 percent of the voting interest of a company such as the Corporation, which owns a United States air carrier. The Corporation's certificate of incorporation provides that no share of the Corporation's voting stock may be voted by or at the direction of persons who are not United States citizens unless such shares are registered on a separate stock registry maintained by the Corporation for non-United States holders (the "Foreign Stock Registry"). The Corporation's Bylaws provide that no shares of the Corporation's voting stock held by non-United States citizens will be registered on the Foreign Stock Registry if the amount so registered would exceed foreign ownership restrictions--currently 25 percent of the voting stock of the Corporation.

    As of the Record Date, shares representing less than one percent of the total outstanding voting stock of the Corporation (on a fully diluted basis) are registered on the Foreign Stock Registry. Any holder of Common Stock who is not a United States citizen and has not registered its shares on the Foreign Stock Registry maintained by the Corporation will not be permitted to vote its shares at the Annual Meeting. The enclosed proxy card contains a certification that by signing the proxy card or voting by telephone the stockholder certifies that such stockholder is a United States citizen as that term is defined in the Federal

Aviation Act or that the shares represented by the proxy card have been registered on the Corporation's Foreign Stock Registry.

    Under Section 40102(a)(15) of the Federal Aviation Act, the term "citizen of the United States" is defined as: (i) an individual who is a citizen of the United States, (ii) a partnership each of whose partners is an individual who is a citizen of the United States, and (iii) a corporation or association organized under the laws of the United States or a state, the District of Columbia or a territory or possession of the United States of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

VOTING PROCEDURES; QUORUM

    Shares of stock represented by a proxy card that is returned properly signed or which have been voted by telephone in accordance with the telephone voting instructions set forth on the accompanying proxy card will be voted by the persons named as proxies in accordance with the instructions provided. If a proxy is given without instructions, the shares will be voted as recommended by the Board of Directors.

    A proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by written notice to the Office of the Secretary of the Corporation, by delivery of a later-dated proxy (either by mail or by telephone) prior to the voting of the proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

    The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of all shares of Common Stock and Series C Preferred Stock that are outstanding and entitled to vote generally at the Annual Meeting is necessary to constitute a quorum, except that (i) with respect to the election of the Common Stock Directors (as defined below), the presence in person or by proxy of a majority of the holders of all shares of Common Stock is necessary to constitute a quorum and (ii) with respect to the election of the Series C Directors, the presence in person or by proxy of a majority of the holders of all shares of Series C Preferred Stock is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

    The nominees for election to the Board of Directors (other than the nominees for the Series C Directors) receiving the greatest number of the affirmative votes cast by holders of Common Stock, up to the 12 directors to be elected, will be elected as directors. Accordingly, so long as a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. The election of the slate of nominees for the Series C Directors requires the affirmative vote by the holders of the majority of the Series C Preferred Stock present at the Annual Meeting and entitled to vote. Abstentions will have the same effect as votes against the slate of Series C Directors; a broker "non-vote" will be deemed shares not entitled to vote and will have no effect on the election of Series C Directors.

VOTING SHARES HELD IN THE EMPLOYEE STOCK PLAN

    Under certain of the trusts established under the Employee Stock Plan, shares allocated to the accounts of participants in the Employee Stock Plan may be voted as to certain matters by either returning the accompanying voting instruction card or providing voting instructions to the trustee by telephone in accordance with the instructions set forth on the voting instruction card. The trustees of the Employee Stock Plan will vote the number of shares allocated to a participant's account in accordance with the directions set forth on the voting instruction card or provided by telephone if such directions are received prior to 5:00 p.m. (EDT) on April 21, 1999. Allocated shares for which the trustees receive no instructions will be voted by the trustees in their discretion.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    It is proposed that 15 directors be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified, or until the director's earlier resignation or removal. Each nominee, except Messrs. Coulter and Benning, is presently a director of the Corporation and also serves as a director of Northwest Airlines Holdings Corporation, NWA Inc., and Northwest Airlines, which are direct and indirect subsidiaries of the Corporation. The 12 nominees to the Board of Directors to be elected by the holders of the Common Stock (the "Common Stock Directors") were nominated by the Chairman of the Board of Directors pursuant to the Corporation's Bylaws. Messrs. Kourpias and Ristow were nominated by the IAM and Northwest MEC, respectively, for election by the holders of the Series C Preferred Stock. Marvin L. Griswold is currently a Series C Director nominated by the IBT. The IBT has nominated Mr. Benning for election as a Series C Director at the Annual Meeting. Mr. Griswold's term of office as a director will terminate at the Annual Meeting.

    The persons named in the enclosed proxy intend to vote the shares covered by proxies for the election of the director-nominees named below. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, which is not anticipated, the shares covered by proxies will be voted for such substitute nominee, if any, as may be recommended by the Chairman of the Board of Directors with respect to any nominee to be a Common Stock Director or as may be nominated by the IAM, IBT or Northwest MEC, as applicable, with respect to any nominee to be a Series C Director.

INFORMATION CONCERNING DIRECTOR-NOMINEES

    Information with respect to the business experience and affiliations of the director-nominees follows:

    COMMON STOCK DIRECTORS

    RICHARD C. BLUM, age 63, has served as a director of the Corporation since 1989. Mr. Blum is Chairman and President of Richard C. Blum & Associates, Inc., which is the general partner of Richard C. Blum & Associates, L.P., a merchant banking and equity investment management firm which acts as general partner for various investment partnerships. Mr. Blum also serves as a director of the Shaklee Corporation (nutritional, household and personal care products), URS Corporation (architectural and engineering services), Glenborough Realty Trust (a REIT), CB Richard Ellis, Inc. (real estate services), and Playtex Products, Inc. (personal and household products). Mr. Blum is also Co-Chairman of Newbridge Capital, an investment management firm that invests in Asia and Latin America.

    ELAINE L. CHAO, age 45, was elected a director of the Corporation in January 1999. Ms. Chao has served as a Distinguished Fellow at The Heritage Foundation (research institute) since 1996. From 1992 to 1996, she was President and Chief Executive Officer of United Way of America (charitable and volunteer organization). Prior to joining United Way, Ms. Chao was director of the Peace Corps (international volunteer organization), deputy secretary of the U.S. Department of Transportation and chairman of the Federal Maritime Commission. Ms. Chao also serves on the boards of directors of Dole Food Company, Inc. (food products), Vencor, Inc. (nursing homes), Protective Life Corporation (life insurance), Millipore (filtration technology) and Raymond James Financial (financial services).

    ALFRED A. CHECCHI, age 50, has served as a director of the Corporation since 1989. He was Co-Chairman of the Board of Directors from 1991 to 1997 and sole Chairman of the Board of Directors from 1989 to 1991. Mr. Checchi is currently a private investor. Between 1983 and 1987, he was a principal of Bass Brothers Enterprises. Mr. Checchi began his business career at Marriott Corp. in 1975 and over the next eight years held a variety of management positions, including Vice President of Corporate Development and Treasurer.

    JAMES G. COULTER, age 39, was a founding partner and since 1992 has served as a Managing Director of Texas Pacific Group, a private equity investment fund. From 1986 to 1992, Mr. Coulter was Vice President of Robert M. Bass Group, Inc., a private investment firm now doing business as Keystone, Inc. From 1986 to 1988, he also was associated with SPO Partners, a private investment firm. Mr. Coulter currently serves on the boards of directors of America West Holdings Corp. (airline), Beringer Wine Estates (wine producer) and Oxford Health Plans, Inc. (healthcare).

    JOHN H. DASBURG, age 56, has served as President and Chief Executive Officer and a director of the Corporation since 1990. Mr. Dasburg joined the Corporation in November 1989 as Executive Vice President of Finance and Administration and was named President and Chief Executive Officer in November 1990. From 1987 to 1989, Mr. Dasburg served as President of Marriott's Lodging Group and as an Executive Vice President of Marriott Corp. From 1980 through 1987, he held various senior executive positions at Marriott. Prior to 1980, he was a partner of KPMG Peat Marwick. Mr. Dasburg serves on the boards of directors of Owens Corning (building and construction products), The St. Paul Companies, Inc. (insurance), and Koninklijke Luchtvaart Maatschappij N.V. ("KLM") (airline). He also serves on the board of directors of the Mayo Foundation.

    DORIS KEARNS GOODWIN, age 56, has served as a director of the Corporation since November 1997. Ms. Goodwin is a historian and author and has received numerous awards including the Pulitzer Prize in history in 1995. She is currently a member of the Harvard University Board of Overseers and was a Professor of Government at Harvard University from 1969 to 1977.

    DENNIS F. HIGHTOWER, age 57, has served as a director of the Corporation since November 1997. Since July 1996, Mr. Hightower has been Professor of Management at the Harvard Business School. From March 1995 to June 1996 Mr. Hightower was President of Walt Disney Television & Telecommunications and from June 1987 to March 1995 he was President of Disney Consumer Products, Europe, Middle East and Africa. Mr. Hightower is also a director of PanAmSat Corporation (satellite communications), Phillips-Van Heusen Corporation (apparel manufacturing), and The TJX Companies, Inc. (apparel retailing).

    FREDERIC V. MALEK, age 62, has served as a director of the Corporation since 1989. Mr. Malek served as President of Northwest Airlines from late 1989 to mid-1990 and was Vice Chairman of Northwest Airlines from 1990 through 1991. Mr. Malek is Chairman of Thayer Capital Partners, a Washington, D.C.-based merchant bank, which Mr. Malek formed in 1993. Mr. Malek is a director of American Management Systems, Inc. (computer services and consulting), Automatic Data Processing, Inc. (payroll data processing), CB Richard Ellis, Inc. (real estate services), FPL Group, Inc. (electric utility), HCR Manor Care, Inc. (healthcare facilities), Aegis Communications Group, Inc. (telecommunications-based marketing services), Global Vacation Group (vacation packages), and various mutual funds sponsored by PaineWebber Group Inc.

    WALTER F. MONDALE, age 71, was elected as a director of the Corporation in January 1997 and had previously served as a director of the Corporation from 1989 to 1993. He is currently a partner of the law firm of Dorsey & Whitney LLP. Mr. Mondale served as the U.S. Ambassador to Japan from 1993 to 1996, served as Vice President of the United States from 1977 to 1981 and served in the U.S. Senate from 1964 through 1977. Mr. Mondale is on the board of directors of CNA Financial Corp. (insurance), Dain Rauscher Corporation (financial services), St. Jude Medical, Inc. (healthcare), UnitedHealth Group Corporation (healthcare), and various mutual funds sponsored by BlackRock Financial Management L.P. He also serves on the boards of directors of the Mayo Foundation and the University of Minnesota Foundation.

    V. A. RAVINDRAN, age 51, has served as a director of the Corporation since 1992. Since 1987, Mr. Ravindran has been the President of Paracor Finance Inc. (formerly Elders Finance, Inc.), a United States merchant bank wholly owned by Fosters Brewing Group Ltd. of Australia. From 1987 to 1992,

Mr. Ravindran was an Executive Director of EFG Holdings (USA), the finance group holding company of Fosters Brewing Group Ltd. of Australia.

    LEO M. VAN WIJK, age 52, has served as a director of the Corporation since November 1997 and previously served as a director of the Corporation from 1991 to 1996. Mr. van Wijk is President and Chief Executive Officer of KLM, a position he has held since August 1997. He joined KLM in 1971 and has held various positions with KLM; he was Managing Director from 1991 through 1996 and was Chief Operating Officer from January 1997 through August 1997.

    GARY L. WILSON, age 59, has served as a director of the Corporation since 1989. He has been Chairman of the Board of Directors since April 1997 and was Co-Chairman of the Board of Directors from 1991 to 1997. Mr. Wilson also serves as a director of CB Richard Ellis, Inc. (real estate services), On Command Corp. (hotel movie distribution systems) and The Walt Disney Company (entertainment). He joined Disney in 1985 as Executive Vice President and Chief Financial Officer and a director. Before joining Disney, Mr. Wilson served for 11 years in executive positions at Marriott Corp., including Executive Vice President and Chief Financial Officer. Mr. Wilson serves on the board of trustees of Duke University.

    SERIES C DIRECTORS

    RAY W. BENNING, JR., age 55, has been Director of the Airline Division of the International Brotherhood of Teamsters since 1995. Mr. Benning served as Assistant to the Director of the Teamsters Airline Division from 1993 to 1995 and as President of Teamsters Airline Local 2707 from 1985 to 1993.

    GEORGE J. KOURPIAS, age 66, has served as a director of the Corporation since July 1997. Mr. Kourpias is the retired International President of the IAM, a position he held from 1989 to 1997.

    MICHAEL G. RISTOW, age 53, was elected a director of the Corporation in January 1999. Captain Ristow has been a Northwest Airlines pilot for over 30 years and has served as a Captain Representative of ALPA since 1993.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

DIRECTORS EMERITUS

    Directors who have retired under the Corporation's retirement policy are appointed as Directors Emeritus. Such individuals are entitled to attend and participate in all Board of Directors meetings but are not entitled to vote at such meetings. Currently, Thomas L. Kempner and Melvin R. Laird are the only Directors Emeritus.

ATTENDANCE

    During 1998, the Board of Directors held four regularly scheduled and six special meetings. The Board of Directors will hold five regularly scheduled meetings in 1999. During 1998, each of the incumbent directors attended 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and the committees on which he or she served with the exception of Messrs. Blum and van Wijk.

COMMITTEES ESTABLISHED BY THE BOARD

    The Board of Directors has established committees to assist it in the discharge of its responsibilities. The principal committees, their current members and the principal responsibilities of each are described below.

    The Finance Committee is presently comprised of Messrs. Dasburg (Chairman), Blum, Ristow and Wilson and nine members of the Corporation's senior management. The committee reviews the Corporation's business and financial strategies, the annual operating and capital budgets and proposed capital expenditures and sales of the Corporation's assets and acquisitions in excess of $1 million. The committee has the authority to approve proposed capital expenditures, acquisitions and sales of the Corporation's assets not exceeding $10 million. The committee met seven times during 1998.

    The Audit, Safety and Environmental Committee is presently comprised of Messrs. Griswold (Chairman) and Mondale. As a result of Mr. Griswold's departure from the Board following the Annual Meeting, the Board of Directors will appoint a new chairman of the committee. The committee provides assistance to the Board of Directors in fulfilling its responsibility to stockholders and the investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The committee also acts on behalf of the Board of Directors to review management's actions to see that the Corporation's operations are performed with the highest degree of safety and in compliance with all environmental laws. The committee met three times during 1998.

    The Compensation and Stock Option Committee is presently comprised of Messrs. Malek (Chairman), Hightower, Kourpias and Ravindran. The committee reviews and approves all general compensation, bonus and incentive programs and plans for management employees of the Corporation and all employment contracts, incentive programs or other financial arrangements between the Corporation and the Chief Executive Officer and the executives who report directly to the Chief Executive Officer. The committee participates in senior management succession planning, the review and approval of management succession programs, career development programs, senior management evaluation, and the development of training programs. A subcommittee comprised of Messrs. Hightower and Ravindran exercises all of the powers, duties and responsibilities with respect to the Corporation's stock option plans. The committee met four times during 1998.

COMPENSATION OF DIRECTORS

    The Corporation's current policy is to pay an annual retainer fee and meeting fees to its non-employee directors who are not directly affiliated with a present or past party to the Stockholders' Agreement. Currently, Messrs. Coulter, Hightower, Mondale and Ravindran and Ms. Chao and Ms. Goodwin are the only such directors. Each of these directors receives an annual retainer fee of $25,000 and an attendance fee of $1,000 for each Board meeting and each committee meeting attended. All directors of the Corporation are reimbursed for ordinary expenses incurred in connection with their attendance at Board and committee meetings. Directors and their spouses and dependent children are eligible for complimentary travel privileges on Northwest Airlines. In addition, each director is entitled to $25,000 per year of complimentary travel privileges on Northwest Airlines that may be extended to other persons, provided that any amount of such travel privileges utilized by those directors who receive an annual retainer fee reduces dollar for dollar the amount of the annual fee paid to such director.

    All directors are reimbursed by the Corporation for income taxes resulting from actual use of the complimentary travel privileges on Northwest Airlines. The cost of the complimentary travel privileges in 1998, including the reimbursement obligation for income tax liability, was as follows: Alfred A. Checchi ($1,720); Doris Kearns Goodwin ($1,106); Marvin L. Griswold ($802); Dennis F. Hightower ($1,388); and Walter F. Mondale ($3,721). Messrs. Dasburg, Ristow and Wilson are considered employees of Northwest Airlines and as such are not subject to income taxes from the use of employee pass privileges. The Corporation does not maintain records with respect to the value of the personal use of employee pass privileges.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1998, the members of the Compensation and Stock Option Committee were Messrs. Malek (Chairman), Blum, Hightower and Ravindran and Duane E. Woerth. Mr. Woerth resigned from the Board effective December 31, 1998.

    Mr. Malek served as President of the Corporation from late 1989 to mid-1990. Mr. Woerth, a Northwest Airlines pilot for 15 years, served as First Vice President of ALPA during 1998 and is entitled to return to Northwest Airlines as an airline pilot.

    The committee members have no interlocking relationships as defined by the rules and regulations of the Securities and Exchange Commission.

RELATED PARTY TRANSACTIONS

    Certain director-nominees are or have been executive officers of companies that sell services or extend credit to the Corporation in the ordinary course of business. Mr. Mondale is a partner of the law firm of Dorsey & Whitney LLP, which provides legal services to the Corporation. Mr. van Wijk is President and Chief Executive Officer of KLM. Northwest Airlines and KLM are parties to a trans-atlantic joint venture. On May 1, 1998, the Corporation purchased from KLM the remaining 18.2 million shares of the Corporation's Common Stock which the Corporation had previously agreed to repurchase over a three year period ending in September 2000. The purchase price of $780.4 million was paid with a combination of $336.7 million of cash and three senior unsecured notes due over three years for the remainder.

    Mr. Coulter is a principal stockholder of 1992 Air, Inc., which is the general partner of 1992 Air G.P., a Texas limited partnership. As described above under "Stockholders Agreements," in connection with the Corporation's acquisition of the Continental Shares in November 1998, the Corporation issued approximately 2.6 million shares of Common Stock and paid approximately $399 million in cash to certain former partners of Air Partners, L.P., including 1992 Air G.P.

                       BENEFICIAL OWNERSHIP OF SECURITIES

    The following table sets forth the holdings, as of February 26, 1999, of the Corporation's capital stock of each current director and nominee for director of the Corporation, each executive officer named in the Summary Compensation Table included in this proxy statement, all directors and executive officers of the Corporation as a group, and each person known to the Corporation to beneficially own more than five percent of any class of the Corporation's voting securities. Unless otherwise indicated, each named beneficial owner has sole voting and investment power with respect to the shares listed.

                                                                                                                  PERCENT
                                                                                                                    OF
                                                                                                         PERCENT   TOTAL
                                                                                          NUMBER OF        OF     VOTING
NAME OF BENEFICIAL OWNER                                     CLASS OF SECURITY           SHARES(1)(2)    CLASS(1)(2) POWER(15)
-------------------------------------------------------  -------------------------     ----------------  -------  -------
DIRECTORS
Gary L. Wilson(3)......................................               Common Stock           17,120,768    19.9    18.3
Ray W. Benning, Jr.(4).................................                         --                   --      --      --
Richard C. Blum(5).....................................               Common Stock            5,276,390     6.1     5.6
Elaine L. Chao.........................................                         --                   --      --      --
Alfred A. Checchi(6)...................................               Common Stock           11,400,117    13.3    12.2
James G. Coulter(7)....................................               Common Stock            1,108,808     1.3     1.2
John H. Dasburg........................................               Common Stock              402,398       *       *
Doris Kearns Goodwin...................................                         --                   --      --      --
Marvin L. Griswold(8)..................................               Common Stock                3,900       *       *
Dennis F. Hightower....................................               Common Stock                1,000       *       *
George J. Kourpias(9)..................................                         --                   --      --      --
Frederic V. Malek(10)..................................               Common Stock              633,752       *       *
Walter F. Mondale......................................               Common Stock                1,900       *       *
V. A. Ravindran........................................               Common Stock                2,000       *       *
Michael G. Ristow(11)..................................               Common Stock                3,148       *       *
Leo M. van Wijk........................................                         --                   --      --      --

                                                                                                                  PERCENT
                                                                                                                    OF
                                                                                                         PERCENT   TOTAL
                                                                                          NUMBER OF        OF     VOTING
NAME OF BENEFICIAL OWNER                                     CLASS OF SECURITY           SHARES(1)(2)    CLASS(1)(2) POWER(15)
-------------------------------------------------------  -------------------------     ----------------  -------  -------
EXECUTIVE OFFICERS
Richard H. Anderson....................................               Common Stock              106,084       *       *
Douglas M. Steenland...................................               Common Stock              128,036       *       *
Raymond J. Vecci.......................................               Common Stock               20,000       *       *
Michael E. Levine......................................               Common Stock               30,095       *       *
All directors and executive officers as a group (25
  persons).............................................               Common Stock           30,498,804    35.5    32.6

OTHER 5% HOLDERS
Richard C. Blum & Associates, L.P.(5)..................               Common Stock            5,276,390     6.1     5.6
  909 Montgomery Street, Suite 400
  San Francisco, CA 84133
William S. Zoller, as Trustee of the Trusts for ALPA
  employees............................................               Common Stock            8,551,431    10.0     9.1
  c/o State Street Bank & Trust Company                         Series C Preferred                   71       *       *
  200 Newport Avenue, Q3N
  North Quincy, MA 02171
Thomas R. Roth, as Trustee of the Trust for IAM
  employees............................................         Series C Preferred            4,171,138    74.9     6.1
  c/o State Street Bank & Trust Company
  200 Newport Avenue, Q3N
  North Quincy, MA 02171
Steven L. Hester, as Trustee of the Trust for IBT
  employees............................................         Series C Preferred            1,184,134    21.3     1.7
  c/o State Street Bank & Trust Company
  200 Newport Avenue, Q3N
  North Quincy, MA 02171
State Street Bank & Trust Company, as Trustee of the
  Trust for all other employees(12)....................               Common Stock            1,675,500     2.0     1.8
  200 Newport Avenue, Q3N                                       Series C Preferred(13)          204,068     3.7       *
  North Quincy, MA 02171
The Equitable Companies Incorporated(14)...............               Common Stock           21,036,689    24.5    22.5
  787 Seventh Avenue
  New York, NY 10019

------------------------------

* Less than 1%

(1) The figures shown include the following shares allocated as of January 31, 1999 to the accounts of participants under the Employee Stock Plan:
    Dasburg--2,430 shares; Anderson--1,957 shares; Steenland--6,157 shares; Levine--3,670 shares; and all directors and executive officers as a group--29,891 shares.

(2) The Securities and Exchange Commission deems a person to have beneficial ownership of all shares that such person has the right to acquire within 60 days. The figures shown include the following shares subject to stock options granted under the 1990 Stock Option Plan and the 1994 Stock Incentive Plan of the Corporation which the particular individual or group has the right to acquire within 60 days of February 26, 1999: Wilson--80,000 shares; Dasburg--399,968 shares; Anderson--103,127 shares; Steenland--121,879 shares; Vecci--20,000 shares; Levine--26,425 shares; and all directors and executive officers as a group-- 936,281 shares.

(3) Includes 5,875,946 shares of Common Stock held by members of Mr. Wilson's family as to which Mr. Wilson has sole voting power, and 5,940,651 shares of Common Stock owned by trusts for Mr. Checchi's family, as to which Mr. Checchi and Mr. Wilson, as trustee of such trusts, share voting and investment power. Mr. Wilson disclaims beneficial ownership of the shares held in such trusts. Mr. Wilson's address is Suite 350, 1455 Pennsylvania Ave., Washington, DC 20004.

(4) Mr. Benning is the Director of the Teamsters Airline Division. Mr. Benning disclaims beneficial ownership of the shares beneficially owned by the trust for IBT employees under the Employee Stock Plan.

(5) Includes (i) 538,502 shares beneficially owned by Richard C. Blum & Associates, L.P., and (ii) 4,737,888 shares beneficially owned by Richard C. Blum & Associates--NWA Partners, L.P., a limited partnership of which Richard C. Blum & Associates, L.P. acts as general partner. Mr. Blum is a partner of Richard C. Blum & Associates, L.P., and a controlling person and chairman of Richard C. Blum & Associates, Inc., the general partner of Richard C. Blum & Associates, L.P. Mr. Blum disclaims beneficial ownership of the shares beneficially owned by Richard C. Blum & Associates, L.P. and Richard C. Blum & Associates--NWA Partners, L.P. The address of Mr. Blum, Richard C. Blum & Associates, L.P. and Richard C. Blum & Associates--NWA Partners, L.P. is 909 Montgomery Street, Suite 400, San Francisco, CA 84133.

(6) Includes 5,940,651 shares of Common Stock beneficially owned by trusts for Mr. Checchi's family, as to which Mr. Checchi shares voting and investment power with Gary L. Wilson who is the trustee of such trusts. Mr. Checchi's address is Northwest Airlines Corporation, 5101 Northwest Drive, St. Paul, MN 55111-3034.

(7) The shares shown are beneficially owned by 1992 Air G.P., a Texas limited partnership, which is a former partner of Air Partners, L.P. Mr. Coulter is a principal stockholder of 1992 Air, Inc., which serves as the general partner of 1992 Air G.P. Mr. Coulter disclaims beneficial ownership of the shares held by 1992 Air G.P.

(8) Mr. Griswold is the retired International Director of the Teamsters Airline Division. Mr. Griswold disclaims beneficial ownership of the shares beneficially owned by the trust for IBT employees under the Employee Stock Plan. Mr. Griswold's term of office as a director will terminate at the Annual Meeting.

(9) Mr. Kourpias is the retired International President of the IAM. Mr. Kourpias disclaims beneficial ownership of the shares beneficially owned by the trust for IAM employees under the Employee Stock Plan.

(10) Includes 465,160 shares of Common Stock held by trusts for Mr. Malek's family.

(11) Mr. Ristow is a Captain Representative of ALPA. Mr. Ristow disclaims beneficial ownership of the shares beneficially owned by the trust for ALPA employees under the Employee Stock Plan.

(12) State Street Bank & Trust Company filed a Schedule 13G with the Securities and Exchange Commission indicating that at December 31, 1998 it beneficially owned 1,843,093 shares of Common Stock and 204,683 shares of Series C Preferred Stock. State Street Bank & Trust Company reported that it had sole voting power over 657,885 of such shares (including Series C Preferred Stock), shared voting power over 1,460,089 of such shares, sole dispositive power over 153,057 of such shares, and shared dispositive power over 1,969,224 of such shares (including Series C Preferred Stock). State Street Bank & Trust Company disclaims beneficial ownership of all such shares.

(13) Represents shares of Series C Preferred Stock held by State Street Bank & Trust Company as trustee of the nonqualified trusts for the IAM and IBT employees.

(14) Based on a Schedule 13G filed with the Securities and Exchange Commission by The Equitable Companies Incorporated indicating that at December 31, 1998, The Equitable Companies Incorporated, through subsidiaries and affiliates, had sole voting power over 9,423,512 of such shares, shared voting power over 6,236,060 of such shares and sole dispositive power over 21,036,689 of such shares. AXA-UAP owns a majority interest in The Equitable Companies Incorporated. Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurances Mutuelle (collectively, "Mutuelles AXA"), as a group, beneficially own a majority interest in AXA-UAP. Mutuelles AXA and AXA-UAP are French companies.

(15) The 5,566,502 shares of Series C Preferred Stock are convertible into 7,592,678 shares of Common Stock. Assumes conversion of the Series C Preferred Stock and the issuance of Common Stock pursuant to stock options that are exercisable within 60 days of February 26, 1999.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

POLICY

    The goals of the Corporation's executive compensation programs are (i) to attract and retain the best and most experienced executives, (ii) to integrate executive and stockholder interests by means of equity, risk-based compensation, and (iii) to compensate executives based on both corporate and individual performances.

DISCUSSION

    BASE SALARY. The Committee reviews on an annual basis the base salary of Mr. Dasburg and each of the seven senior executives who report directly to Mr. Dasburg. Adjustments in base salary are made on the basis of individual performance, promotions or expansion of duties, scope of responsibilities and corporate profitability. Also, on an ongoing basis, the Corporation surveys the base salaries of executives at the other large United States airlines and at other companies (such as large service or travel related companies) with whom the Corporation competes for executives. This comparison group is broader than the peer group included in the performance graph of total stockholder return because the Corporation competes for executive talent with a broader group of companies than is reflected in the performance graph peer group. From August 1, 1993 through September 30, 1996, the base salary of Mr. Dasburg and each of the Corporation's executives who were employees on August 1, 1993 was reduced by approximately 20 percent as part of the Corporation's overall employee wage savings program.

    INCENTIVE COMPENSATION PLAN. The Committee establishes annually an incentive compensation plan. In 1998, the Corporation reported a net loss of $286 million, primarily as a result of the 15-day pilot strike which occurred in August and September 1998 and other labor-related disruptions during 1998. As a result of the Corporation's 1998 financial results, Mr. Dasburg and each of his direct reports requested that the Committee not approve any cash incentive compensation to them for 1998. The Committee agreed to honor their request and therefore no incentive payments will be made for 1998 to Mr. Dasburg or to the seven senior executives (including those named in the Summary Compensation table) who report directly to Mr. Dasburg, each of whom participates in the Corporation's 1998 Key Employee Cash Incentive Plan (the "Cash Incentive Plan").

    The objectives of the Cash Incentive Plan are: (i) the retention of key employees by delivering total annual compensation that is comparable to the compensation paid by airline and non-airline businesses with whom the Corporation competes for executives; (ii) the encouragement of teamwork and individual performance by providing rewards for achievement of corporate goals, as well as individual performance objectives, and (iii) the establishment of a diverse work force by providing rewards for achievement of affirmative action goals and other diversity efforts.

    The Cash Incentive Plan establishes for the senior executives who participate in the Plan a target incentive payment equal to a percentage of base salary as the award for 100 percent completion of corporate profitability, individual and diversity goals, which are assigned weightings of 75 percent,
22.5 percent and 2.5 percent, respectively. The target incentive payment for the senior executive participants, including the executive officers named in the Summary Compensation Table who participate in the Cash Incentive Plan (all except Mr. Dasburg), equaled 60 percent of base salary for 1998. For 120 percent completion of the corporate profitability goal, the target incentive for that portion of the incentive payment increases to a maximum of 125 percent of base salary on a weighted basis. Completion of the individual and diversity goals cannot on an aggregate basis for all employees participating in the Cash Incentive Plan exceed 100 percent of such goals, although particular individual employees may have a completion factor in excess of 100 percent.

    The corporate profitability component of the Cash Incentive Plan is based on the extent to which the Corporation meets its income contribution target for the year. The income contribution target is defined as operating income adjusted by adding back aircraft ownership costs (aircraft rentals and depreciation). The formula is designed to focus on the income and expense elements that management employees have the ability to influence through their performance. A performance formula is established annually based on the operating budget approved by the Board of Directors for the year, subject to adjustment by the Committee. The performance formula specifies levels of payment for specific levels of income contribution, expressed as a percent of the target incentive amount. In 1998, the income contribution necessary to attain 100 percent completion of the target incentive payment was $1,929 million. The Corporation's financial performance must equal at least 80 percent of the income contribution target in order for there to be any payment under either the financial or individual components of the Cash Incentive Plan, provided that the Committee has the discretion to make adjustments to the formula to normalize for certain non-recurring or external events during the year. As mentioned above, however, Mr. Dasburg and each of the seven senior executives who report directly to Mr. Dasburg have elected not to receive any incentive compensation for 1998.

    The individual objective component of the Cash Incentive Plan is based on the degree to which participants meet individual performance objectives that have been established for the year as part of the Corporation's management by objective system. The Chief Executive Officer establishes the performance objectives for each of the executives reporting to him. These objectives typically number between six and ten and are weighted to reflect their relative priority.

    Performance of diversity objectives is measured by the achievement of affirmative action goals based on the hiring, development and promotion of individuals in protected classes and other diversity initiatives.

    STOCK OPTION AWARDS. Pursuant to the 1994 Northwest Airlines Corporation Stock Incentive Plan, the Compensation Administration Subcommittee of the Committee (the "Subcommittee") may grant stock options and other stock based awards. The purpose of the stock incentive plan is to further the growth, development and financial success of the Corporation by aligning the personal interests of key employees through ownership of the Corporation's Common Stock with those of the Corporation's stockholders.

    Stock option awards generally are based on individual performance and contribution. The Chief Executive Officer makes recommendations to the Subcommittee with respect to stock option awards to the Corporation's executives. The Subcommittee determines stock option awards for the Chief Executive Officer.

    In 1998, the Subcommittee granted stock options to certain of the Corporation's director-level and above employees, including two of the executive officers named in the Summary Compensation Table in connection with their promotions. The number of stock options granted to an employee (including the two named executive officers who were awarded options) was based on the employee's management level, compensation and performance.

    CEO COMPENSATION. Upon joining the Corporation in November 1989 as Executive Vice President of Finance and Administration, Mr. Dasburg's base salary was set at $500,000 per year with a target incentive payment of $500,000 per year. Mr. Dasburg was named President and Chief Executive Officer in November 1990 and at his request received no increase in either his base salary or target incentive payment at that time. Since November 1990, Mr. Dasburg has requested that the Corporation not consider any increase in his base salary or target incentive payment. In addition, as stated above, from August 1, 1993 through September 30, 1996 Mr. Dasburg's base salary was reduced by approximately 20 percent as part of the Corporation's overall employee wage savings program.

    As the result of the Corporation's 1998 financial results, Mr. Dasburg did not receive an incentive compensation payment for 1998. In December 1998, Mr. Dasburg agreed to continue to serve as the

Corporation's Chief Executive Officer and President for the foreseeable future and to enter into discussions in 1999 with the Corporation regarding a long term employment agreement. The parties have not yet concluded those discussions.

    Pursuant to the Northwest Airlines Corporation 1996 Retention and Long Term Incentive Compensation Plan (the "1996 Long Term Incentive Plan"), a specified number of phantom stock units granted to Mr. Dasburg in January 1996 will vest upon the satisfaction of performance standards which measure corporate performance against preset quantifiable goals during two year performance periods. The Board of Directors approved an amendment to the 1996 Long Term Incentive Plan which established a fixed value of $53.37 for each unit vesting on or after December 31, 1997. The Board of Directors determined that the amendment was appropriate given the significant historical volatility in the market price of airline stocks. Under the terms of the 1996 Long Term Incentive Plan, the Plan Administrator will determine, prior to the July 1, 1999 payment date, whether the performance standards have been satisfied for the two-year performance period ending December 31, 1998. For the two-year performance period ending December 31, 1997, the performance standards were satisfied and Mr. Dasburg became entitled to 75,000 phantom stock units, 50,000 of which vested on December 31, 1997 and became payable on July 1, 1998. The remaining 25,000 units will be available for vesting in subsequent performance periods in the event the performance standards are not satisfied in such periods.

    In 1998, no stock options were granted to Mr. Dasburg.

    COMPLIANCE WITH THE $1 MILLION LIMIT ON DEDUCTIBLE COMPENSATION.  In 1993,
Section 162(m) of the Internal Revenue Code was enacted which denies a publicly held corporation, such as the Corporation, a federal income tax deduction for compensation in excess of $1 million in a taxable year paid to each of its chief executive officer and four other most highly compensated executive officers. Certain "performance based" compensation, such as stock options awarded at fair market value, is not subject to the limitation on deductibility provided that certain stockholder approval and independent director requirements are met.

    To the extent consistent with the Corporation's compensation policies and the Committee's assessment of the interests of stockholders, the Corporation intends to comply with the requirements for the deductibility of executive compensation under Section 162(m). However, the Committee will balance the costs and burdens involved in compliance with Section 162(m) against the value of the tax benefits to be obtained by the Corporation thereby, and will in certain instances pay compensation that is not fully deductible if in its determination such costs and burdens outweigh such benefits.

                                          Compensation and Stock Option
                                          Committee

                                               Frederic V. Malek, Chairman
                                               Dennis F. Hightower
                                               George J. Kourpias
                                               V. A. Ravindran

SUMMARY COMPENSATION TABLE

    The following table provides certain summary information concerning compensation earned by the Corporation's President and Chief Executive Officer and the four other most highly paid executive officers of the Corporation for services rendered in all capacities to the Corporation during 1998:

                                                    ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                        -------------------------------------------  ----------------------------------
                                                       INCENTIVE                     RESTRICTED     SHARES
                                                     COMPENSATION    OTHER ANNUAL      UNIT       UNDERLYING    LTIP
                                         SALARY(1)      (BONUS)     COMPENSATION(2)   AWARDS       OPTIONS    PAYMENTS
NAME AND PRINCIPAL POSITION                  $             $               $             $            #           $
--------------------------------------  -----------  -------------  ---------------  ---------    ----------  ---------
John H. Dasburg
President & Chief Executive Officer
1998..................................     500,000             0          28,376             0            0           (4)
1997..................................     500,000       490,000          28,422             0            0   2,668,500(5)
1996..................................     427,813       455,938          27,499     3,703,750(6)         0           0

Richard H. Anderson
Executive Vice President &
Chief Operating Officer
1998..................................     375,250             0          21,857             0       60,000           0
1997..................................     348,186       209,235          25,671             0       50,000           0
1996..................................     281,979       168,742          20,951             0       23,158           0

Douglas M. Steenland
Executive Vice President-
General Counsel & Alliances
1998..................................     375,000             0          19,158             0       60,000           0
1997..................................     348,358       246,755          17,488             0       50,000           0
1996..................................     281,313       199,914          17,586             0       27,789           0

Raymond J. Vecci
Executive Vice President-
Customer Service & President,
Michigan Operations
1998..................................     400,000             0          30,579             0            0           0
1997(8)...............................     166,667       107,909          34,170             0      100,000           0

Michael E. Levine
Executive Vice President-
Marketing & International(9)
1998..................................     400,000             0          30,654             0            0           0
1997..................................     400,000       282,006          30,914             0      100,000           0
1996..................................     330,930       238,261          30,048             0       32,126           0


                                           ALL OTHER
                                        COMPENSATION(3)
NAME AND PRINCIPAL POSITION                    $
--------------------------------------  ---------------
John H. Dasburg
President & Chief Executive Officer
1998..................................        50,223
1997..................................        48,063
1996..................................       137,154(7)
Richard H. Anderson
Executive Vice President &
Chief Operating Officer
1998..................................        38,860
1997..................................        36,109
1996..................................        86,452(7)
Douglas M. Steenland
Executive Vice President-
General Counsel & Alliances
1998..................................        34,151
1997..................................        29,582
1996..................................        92,378(7)
Raymond J. Vecci
Executive Vice President-
Customer Service & President,
Michigan Operations
1998..................................        54,196
1997(8)...............................        59,575
Michael E. Levine
Executive Vice President-
Marketing & International(9)
1998..................................        54,064
1997..................................        53,314
1996..................................       122,158(7)

------------------------------

(1) Base salaries for each of the named executive officers for 1996 (until October 1) reflect the wage reductions taken by management employees in connection with the labor cost savings agreements entered into by the Corporation and its unions during 1993. Base salaries shown for Mr. Levine include amounts deferred under the Corporation's deferred compensation plan.

(2) Represents tax reimbursement payments.

(3) The amounts shown for 1998 include (a) the amount of premiums paid for split-dollar life insurance policies ($45,540 for Mr. Dasburg, $34,678 for Mr. Anderson, $27,748 for Mr. Steenland, $44,000 for Mr. Vecci, and $50,000 for Mr. Levine); (b) medical expense reimbursement payments ($3,933 for Mr. Dasburg, $3,432 for Mr. Anderson, $5,303 for Mr. Steenland, $9,096 for Mr. Vecci, and $2,964 for Mr. Levine); (c) $750 in contributions to the Corporation's 401(k) retirement plan for each of the named executive officers; and (d) $350 in premiums paid for personal excess liability insurance for Messrs. Steenland, Vecci and Levine.

(4) On December 31, 1997, 25,000 phantom stock units granted in January 1996 pursuant to the 1996 Long Term Incentive Plan were designated as accrued units based on the satisfaction of the applicable performance standards during the two-year performance period ending December 31, 1997. Under the terms of the Plan, the units will be available for vesting in subsequent performance periods in the event the performance standards are not satisfied in such periods. Under the terms of the 1996 Long Term Incentive Plan, the Plan Administrator will determine, prior to the July 1, 1999 payment date, whether the performance standards have been satisfied for the two-year performance period ending December 31, 1998. As stated in footnote (5) below, each unit has a fixed value of $53.37.

(5) Represents the cash payment on July 1, 1998 in connection with the settlement of 50,000 phantom stock units granted in January 1996 pursuant to the 1996 Long Term Incentive Plan. The units vested on December 31, 1997 based on the satisfaction of certain established performance standards during the two-year performance period ending December 31, 1997, and became payable on July 1, 1998. The Board of Directors approved an amendment to the 1996 Long Term Incentive Plan which established a fixed value of $53.37 for each unit vesting on or after December 31, 1997.

(6) Represents the cash payment on August 15, 1996 in connection with the settlement of 100,000 phantom stock units granted in January 1996. The units vested and became payable on August 15, 1996. Each unit represented the right to receive a cash payment on the payment date equal to the average closing price of a share of Common Stock reported on the Nasdaq National Market for the ten trading day period ending on the trading day preceding the payment date ($37.0375 per share for the applicable period for such units).

(7) The amounts shown for 1996 include the fair market value of shares of Common Stock of the Corporation allocated to the account of each named executive officer under the Corporation's Employee Stock Plan on the date of the contribution of such shares ($87,201 for Mr. Dasburg, $49,174 for Mr. Anderson, $60,099 for Mr. Steenland, and $68,037 for Mr. Levine).

(8) Mr. Vecci commenced employment with the Corporation on July 21, 1997

(9) Mr. Levine retired from the Corporation effective February 28, 1999.

STOCK OPTION GRANTS IN 1998(1)

    The following table provides information on stock option grants in 1998 to the named executive officers.

                                                             INDIVIDUAL GRANTS
                                            ----------------------------------------------------
                                                             PERCENT OF
                                               NUMBER OF        TOTAL
                                                SHARES         OPTIONS
                                              UNDERLYING     GRANTED TO                             GRANT
                                                OPTIONS       EMPLOYEES   EXERCISE OR               DATE
                                                GRANTED          IN       BASE PRICE   EXPIRATION  PRESENT
NAME                                              (#)           1998        ($/SH)       DATE     VALUE($)(2)
------------------------------------------  ---------------  -----------  -----------  ---------  ---------
John H. Dasburg...........................            --             --           --          --         --
Richard H. Anderson.......................        60,000        13.0039       56.281   4/23/2008  1,385,826
Douglas M. Steenland......................        60,000        13.0039       38.438   6/25/2008    937,170
Raymond J. Vecci..........................            --             --           --          --         --
Michael E. Levine.........................            --             --           --          --         --

------------------------------

(1) Each stock option has a term of 10 years. The options are generally exercisable in increments of 20 percent per year over a five year period.

(2) The Black-Scholes model used to calculate the hypothetical values at date of grant considers a number of factors to estimate the option's present value, including the stock's projected volatility, the exercise period of the option, interest rates and the vesting features of the option. The following assumptions were used in determining the values under the Black-Scholes model: (i) risk-free rate of return: 5.67 percent for the 4/23/98 grant, and 5.485% for the 6/25/98 grant, (ii) expected stock price volatility: 30.00 percent, (iii) exercise period: six years from the grant date, and (iv) dividend yield: 0.00 percent.

STOCK OPTION EXERCISES IN 1998 AND DECEMBER 31, 1998 STOCK OPTION VALUES

                                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                                 UNDERLYING                   IN-THE-MONEY
                                                                          UNEXERCISED OPTIONS HELD             OPTIONS AT
                                                SHARES                    AT DECEMBER 31, 1998 (#)      DECEMBER 31, 1998(1)($)
                                             ACQUIRED ON      VALUE      --------------------------  ------------------------------
NAME                                         EXERCISE (#)  REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
-------------------------------------------  ------------  ------------  -----------  -------------  -----------  -----------------
John H. Dasburg............................      322,000     16,781,302     399,968              0     5,024,598             --
Richard A. Anderson........................        8,353        353,958      91,127        113,894       841,685             --
Douglas M. Steenland.......................       10,000        522,600     121,879        116,673     1,311,961             --
Raymond J. Vecci...........................           --             --      20,000         80,000            --             --
Michael E. Levine..........................      243,813     11,101,452      26,425         99,275            --             --

------------------------------

(1) Based on the per share closing price of Common Stock ($25.5625) on the Nasdaq National Market on December 31, 1998 minus the exercise price of such options.

PENSION PLAN TABLE

                                                            ANNUAL RETIREMENT BENEFITS
                                               -----------------------------------------------------
                                               15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
                                                  OF         OF         OF         OF         OF
FINAL AVERAGE ANNUAL COMPENSATION               SERVICE    SERVICE    SERVICE    SERVICE    SERVICE
---------------------------------------------  ---------  ---------  ---------  ---------  ---------
$ 200,000....................................  $  57,802  $  77,073  $  96,333  $ 115,604  $ 115,604
$ 300,000....................................     87,802    117,075    146,331    175,604    175,604
$ 400,000....................................    117,802    157,077    196,329    235,604    235,604
$ 500,000....................................    147,802    197,079    246,327    295,604    295,604
$ 600,000....................................    177,802    237,081    296,325    355,604    355,604
$ 700,000....................................    207,802    277,083    346,323    415,604    415,604
$ 800,000....................................    237,802    317,085    396,321    475,604    475,604
$ 900,000....................................    267,802    357,087    446,319    535,604    535,604
$1,000,000...................................    297,802    397,089    496,317    595,604    595,604
$1,100,000...................................    327,802    437,091    546,315    655,604    655,604
$1,200,000...................................    357,802    477,093    596,313    715,604    715,604

    The table above shows the estimated annual retirement benefit which would be payable in the aggregate to the Corporation's named executive officers under the Northwest Airlines, Inc. Retirement Plan for Management Employees (the "Retirement Plan") and the Northwest Airlines, Inc. Officers Excess Benefit Plan (the "Excess Benefit Plan"). The benefit levels in the table assume retirement at age 65, the credited years of service shown and payment in the form of a single life annuity.

    The Retirement Plan is a non-contributory defined benefit retirement plan which complies with the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies for federal exemption under the Internal Revenue Code of 1986, as amended (the "Code"). The amount of the normal annual retirement benefit payable under the Retirement Plan is generally determined by multiplying the employee's final average annual compensation by 60 percent and reducing such amount by an offset for Social Security benefits payable to the employee and for service of less than 30 years. Final average compensation for purposes of determining retirement benefits under the Retirement Plan is the average of the employee's highest 60 consecutive months of total annual cash compensation (including base salary and incentive compensation reported in the "Incentive Compensation (Bonus)" column of the Summary Compensation Table) during the 120 calendar month period immediately preceding retirement. As of December 31, 1998, the credited years of service under the Retirement Plan and the Excess Benefit Plan for Messrs. Dasburg, Anderson, Steenland, Vecci and Levine are 9.2, 8.2, 7.5, 1.5 and 6.5, respectively.

    The benefit levels shown in the table above do not reflect limitations imposed by the Code on retirement benefits that may be paid under plans qualified under the Code. The Excess Benefit Plan provides retirement benefits to which officers of the Corporation would be entitled but for the limit on the maximum annual benefit payable under ERISA and the Code and the limit on the maximum amount of compensation which may be taken into account under the Retirement Plan (currently $160,000). The Corporation has agreed to supplement the retirement benefits of Messrs. Dasburg, Anderson, Steenland and Levine as follows: in the case of Messrs. Anderson and Steenland, by agreeing to grant each of them over a period of five years up to 10 years of additional credited years of service; in the case of Mr. Dasburg, by agreeing to grant him up to 21 additional credited years of service during the 1994 to 1999 period and a minimum annual pension benefit of $500,000 beginning at age 60; and in the case of Mr. Levine, by agreeing to grant him over two separate five year periods up to an aggregate of 20 additional credited years of service. In addition, the Corporation has agreed to define final average compensation for purposes of determining retirement benefits for Messrs. Dasburg, Anderson, Steenland and Levine as the average of the executive's monthly earnings during the 36 months (whether or not consecutive) in which the executive's monthly earnings were the highest. The Corporation has agreed to replace certain retirement benefits that Mr. Vecci is entitled to receive from a prior employer in the event those benefits are not paid upon certain events.

EMPLOYMENT AGREEMENTS

    The Corporation has entered into agreements with Messrs. Anderson and Steenland which entitle the executive to receive a base salary (subject to Corporation-wide base wage reductions, including the one imposed by the Corporation in 1993 in connection with the labor cost savings agreements entered into with its unions) and to participate in the Corporation's Cash Incentive Plan. The agreements have no set terms and the executive's employment under his agreement is terminable by either party for any reason upon 30 days written notice. In the event of a termination of the executive's employment by the Corporation other than for "cause" (as defined in the agreement) or by the executive for "good reason" (as defined in the agreement) or due to death or disability, the executive will continue to receive certain specified health and welfare benefits under the Corporation's benefit plans and programs for the life of the executive, will receive a severance payment equal to two times the executive's annual base salary and target incentive payment and will realize the supplemental retirement benefits described above. If the executive's employment is terminated by the Corporation for any reason other than cause within two years after a "change in control" (as defined in the agreement) or by the executive at any time within six months after such two year period, in either case, the executive will be entitled to all payments and benefits otherwise due for termination. In addition, the agreement provides that the vesting of options held by the executive will accelerate in certain circumstances. The executive also is entitled to lifetime travel privileges and a gross-up payment for any excise taxes imposed under Section 4999 of the Code on any payment or distribution made to him by the Corporation. The executive is subject to a one year covenant not to compete in the event the executive terminates his employment without good reason or is terminated by the Corporation for cause.

    The Corporation has agreed to pay Mr. Vecci a severance payment equal to the amount of his annual base salary in the event of a termination of his employment by the Corporation other than for cause. Mr. Vecci is subject to a one year covenant not to compete in the event he terminates his employment with the Corporation or is terminated by the Corporation for cause.

    Messrs. Dasburg, Anderson, Steenland and Vecci participate in the Corporation's Executive Life Insurance Plan pursuant to which the Corporation pays the premium with respect to a $1.0 million whole life insurance policy for each executive. In certain circumstances, the Corporation will recover certain of the premiums in the event of the executive's death. Each executive or a trust designated by such executive is the owner of the policy and the Corporation reimburses the executive for tax liabilities arising from such premium payments. Messrs. Dasburg, Anderson, Steenland and Vecci are also entitled to receive certain additional medical benefits.

    Mr. Levine retired from the Corporation effective February 28, 1999. In connection with his retirement, the Corporation entered into an agreement with Mr. Levine pursuant to which he received a cash severance payment in the amount of three times his base salary and target incentive payment for 1998 and will continue to receive certain specified health and welfare benefits. Mr. Levine is entitled to certain relocation benefits in the event he relocates his principal residence on or before December 31, 1999, and will receive lifetime travel privileges from the Corporation. The Corporation also entered into a four year consulting agreement with Mr. Levine which commenced on March 1, 1999. During the term of the consulting agreement, Mr. Levine is precluded from providing consulting services to certain competitors of the Corporation. The consulting agreement is terminable by Mr. Levine after February 28, 2000 upon two weeks prior notice. During the term of the consulting agreement, Mr. Levine will be paid a monthly retainer of $41,666 and will continue to accrue the supplemental pension benefits described above. The Corporation will also continue to pay for two years the premium for a $700,000 whole life insurance policy owned by Mr. Levine and to provide Mr. Levine with certain supplemental medical benefits. In addition, Mr. Levine's outstanding stock options will continue to vest in accordance with their terms during the term of the consulting agreement and all vested options remaining unexercised at the end of the term will terminate automatically one year following the termination of the consulting agreement.

PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Corporation's Common Stock for the period beginning March 18, 1994, when the Corporation became a reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and ending December 31, 1998, with the cumulative total return for the same period of the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Airline Index ("S&P Airline Index"). The graph assumes the investment of $100 in the Corporation's Common Stock, the S&P 500 and the S&P Airline Index on March 18, 1994 and reinvestment of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              CUMULATIVE TOTAL STOCKHOLDER
                         RETURN

               Northwest Airlines Corporation    S&P 500  S&P Airline Index (1)
3/18/94                               $100.00    $100.00                $100.00
12/30/94                              $121.15     $97.50                 $78.55
12/29/95                              $392.31    $130.75                $114.72
12/31/96                              $300.96    $157.25                $125.46
12/31/97                              $368.27    $206.01                $210.95
12/31/98                              $196.63    $260.95                $203.92

                                  3/18/94    12/30/94   12/29/95   12/31/96   12/31/97   12/31/98
                                -----------  ---------  ---------  ---------  ---------  ---------
Northwest Airlines
  Corporation.................   $     100   $  121.15  $  392.31  $  300.96  $  368.27  $  196.63
S&P 500.......................   $     100   $   97.50  $  130.75  $  157.25  $  206.01  $  260.95
S&P Airline Index(1)..........   $     100   $   78.55  $  114.57  $  125.46  $  210.95  $  203.92

------------------------

(1) The S&P Airline Index consists of American Airlines, Delta Air Lines, Southwest Airlines and US Airways.

                                    AUDITORS

    Following the recommendation of the Audit, Safety and Environmental Committee, the Board of Directors has selected Ernst & Young LLP as the independent auditors of the Corporation and its consolidated subsidiaries for the fiscal year ending December 31, 1999. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if desired and will be available to respond to appropriate questions.

                    OTHER BUSINESS AND DIRECTOR NOMINATIONS

    Management and the Board of Directors do not know of any matters other than those set forth above that will be presented for consideration at the Annual Meeting. However, execution of a proxy, unless otherwise indicated, confers on the persons named as proxies discretionary authority to vote the shares represented in accordance with their best judgment on other business, if any, that may properly come before the Annual Meeting.

    The Corporation's Bylaws require that, subject to the exclusive rights of any class or series of stock having preference over the Common Stock to elect Series C Directors or directors of the Corporation upon the happening of certain events, nominations of candidates for election as directors of the Corporation at any meeting of stockholders may be made by the Chairman of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the requirements of the Corporation's Bylaws. Among other things, not less than 60 days prior to the date of the anniversary of the annual meeting of stockholders held in the prior year, any stockholder who intends to make a nomination at the annual meeting shall deliver to the Office of the Secretary of the Corporation written notice which complies with the requirements of Section 1(c) of Article III of the Corporation's Bylaws.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and persons who beneficially own more than ten percent of any class of the Corporation's equity securities ("Reporting Persons") to file reports of holdings and transactions in the Corporation's equity securities. Based on the Corporation's records and other information, the Corporation believes that all SEC filing requirements applicable to its Reporting Persons during 1998 were complied with except that:
(i) a Form 4 of Gary L. Wilson was filed late; and (ii) KLM failed to report the sale to the Corporation of 18.2 million shares of the Corporation's common stock on May 1, 1998.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    In order for a stockholder proposal to be included in the Corporation's proxy materials for the annual meeting of stockholders to be held in 2000, it must be received by the Corporation on or before November 19, 1999. The proposal, including any accompanying supporting statement, may not exceed 500 words.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE ACCOMPANYING PROXY CARD.

                                          By Order of the Board of Directors,
                                          Douglas M. Steenland
                                          EXECUTIVE VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

March 22, 1999

    If you are planning to attend the Annual Meeting in person, please bring the admission ticket printed on this page with you. If you do not have an admission ticket, verification of share ownership will be necessary to obtain admission to the Annual Meeting. See "Notice of Annual Meeting" for details.

--------------------------------------------------------------------------------

                 NORTHWEST AIRLINES CORPORATION

              1999 ANNUAL MEETING ADMISSION TICKET

The Annual Meeting of Stockholders will be held at 9:30 a.m. on Friday, April 23, 1999 at the Equitable Life Building, 787
Seventh Avenue, New York, New York 10019.

  TO ATTEND THIS MEETING YOU MUST PRESENT THIS TICKET OR OTHER
                    PROOF OF SHARE OWNERSHIP

Doors open at 9:00 a.m. Cameras, tape recorders or other similar recording devices will not be allowed in the meeting room.

--------------------------------------------------------------------------------

                                     [LOGO]

PROXY CARD                                                              [LOGO]

                             NORTHWEST AIRLINES CORPORATION
                                2700 Lone Oak Parkway,
                                    Eagan, MN 55121

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints as proxies, John H. Dasburg and Douglas
M. Steenland, each with power to act alone and to appoint his substitute, and hereby authorizes them to represent and to vote as directed all shares of stock of Northwest Airlines Corporation held of record by the undersigned on February 26, 1999 at the Annual Meeting of Stockholders to be held at the Equitable Life Building, 787 Seventh Avenue, New York, New York at 9:30 a.m.
(EDT) on April 23, 1999, and at any adjournments thereof. THIS PROXY AUTHORIZES EACH OF THEM TO VOTE AT HIS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. IF NO SPECIFIC VOTING INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

          PLEASE VOTE BY TELEPHONE OR MARK, DATE, SIGN AND RETURN
           THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
           NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                               ----------------
                                                                COMPANY #
                                                                CONTROL #
                                                               ----------------


                            YOUR VOTE IS IMPORTANT
                              VOTE BY TELEPHONE
                        24 HOURS A DAY, 7 DAYS A WEEK

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED THE ATTACHED PROXY CARD. WHEN YOU VOTE BY TELEPHONE YOU ARE MAKING THE CERTIFICATION SET FORTH IMMEDIATELY ABOVE THE SIGNATURE BOX LOCATED ON THE BOTTOM RIGHT HAND CORNER OF THIS PROXY CARD.

THANK YOU FOR VOTING.

VOTING BY PHONE--

1. USING A TOUCH-TONE TELEPHONE, DIAL 1-800-240-6326. YOU MAY DIAL THIS TOLL FREE NUMBER AT YOUR CONVENIENCE 7 DAYS A WEEK, 24 HOURS A DAY.

2. WHEN PROMPTED, ENTER THE 3 DIGIT COMPANY NUMBER LOCATED IN THE BOX ON THE UPPER RIGHT HAND CORNER OF THIS PROXY CARD.

3. WHEN PROMPTED, ENTER YOUR 7 DIGIT NUMERIC CONTROL NUMBER THAT FOLLOWS THE COMPANY NUMBER.

   OPTION A: To vote as the Board of Directors recommends on ALL items, press 1. OPTION B: If you choose to vote on each item separately, press 0. You will hear these instructions:

     To vote FOR ALL nominees, press 1. To WITHHOLD AUTHORITY TO VOTE FOR ALL nominees, press 9. To WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

             WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.
        PLEASE STAY ON THE LINE UNTIL YOU HAVE BEEN PROMPTED AND HAVE
          RESPONDED REGARDING YOUR ATTENDANCE AT THE ANNUAL MEETING.

       IF YOU VOTE BY TELEPHONE, PLEASE DO NOT MAIL BACK YOUR PROXY CARD.
   THE TELEPHONE VOTING FACILITIES WILL CLOSE AT 5 PM (EDT) ON APRIL 22, 1999.

            [DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE]

                               - Please detach here -



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.               PROXY CARD

1. ELECTION OF DIRECTORS:
   Nominees: 01 Richard C. Blum    05 John H. Dasburg       09 Walter F. Mondale
             02 Elaine L. Chao     06 Doris Kearns Goodwin  10 V.A. Ravindran
             03 Alfred A. Checchi  07 Dennis F. Hightower   11 Leo M. van Wijk
             04 James G. Coulter   08 Frederic V. Malek     12 Gary L. Wilson

/ / FOR all nominees
    except as marked
/ / WITHHOLD AUTHORITY
    to vote for all nominees listed

NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
      MARK THE "FOR ALL EXCEPT" BOX AND WRITE THAT NOMINEE'S
      NUMBER IN THE "EXCEPTIONS" BOX. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S)

                -----------------------------------
Exceptions:
                -----------------------------------


THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEM 1. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO
ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

/ / Address change? Mark box and indicate changes below.

/ / Check this box if you plan to attend the Annual Meeting.


IF YOU ARE VOTING BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CERTIFICATION:
Pursuant to federal law and Northwest's Certificate of Incorporation, Northwest's voting stock is subject to certain foreign ownership restrictions. By signing below, the undersigned represents that it is a United States citizen as that term is defined in the Federal Aviation Act or that the shares of stock represented by this Proxy have been registered on the Foreign Stock Registry of the Corporation.

PLEASE SIGN exactly as name or names appear on this proxy card. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, so indicate when signing. If the stockholder is a corporation, please give full title. If more than one trustee, all should sign.

Dated: ___________________________________

       -----------------------------------

       -----------------------------------

                   PROXY CARD NORTHWEST AIRLINES CORPORATION
                             2700 LONE OAK PARKWAY
                                EAGAN, MN 55121

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on April 23, 1999.

     The undersigned hereby appoints as proxies, John H. Dasburg and Douglas
M. Steenland, each with power to act alone and to appoint his substitute, and hereby authorizes them to represent and to vote as instructed on the reverse side of this proxy card all shares of Series C Preferred Stock of Northwest Airlines Corporation held of record by the undersigned on February 26, 1999 at the Annual Meeting of Stockholders to be held on April 23, 1999, and at any adjournments thereof. This Proxy authorizes each of them to vote at his discretion on any other matter that may properly come before the Meeting or any adjournment thereof. If no specific voting instructions are given, the shares will be voted in accordance with the recommendation of the Board of Directors.

1.   ELECTION OF SERIES C DIRECTORS

       Nominees:  RAY W. BENNING, JR., GEORGE J. KOURPIAS AND MICHAEL G. RISTOW

       [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

(CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                         (CONTINUED FROM OTHER SIDE)
THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE DIRECTOR NOMINEES. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

[ ] CHECK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

CERTIFICATION: Pursuant to federal law and Northwest's Certificate of Incorporation, Northwest's voting stock is subject to certain foreign ownership restrictions. By signing below, the undersigned represents that it is a United States citizen as that term is defined in the Federal Aviation
Act or that the shares of stock represented by this Proxy have been registered on the Foreign Stock Registry of the Corporation.

PLEASE SIGN exactly as name or names appear on this proxy card. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give full title. If shares are held by joint tenants, both should sign.

_________________________________________
SIGNATURE OF STOCKHOLDER

_________________________________________
SIGNATURE IF SHARES ARE HELD JOINTLY

DATED: __________________________________

MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE
IS REQUIRED IF MAILED IN THE UNITED STATES.

                        NORTHWEST AIRLINES CORPORATION
                            2700 Lone Oak Parkway
                               Eagan, MN 55121


Dear Northwest Airlines Corporation Employee Stock Plan Participant:

The Annual Meeting of the Stockholders of Northwest Airlines Corporation will be held on April 23, 1999.

As a participant in the Northwest Airlines Corporation Employee Stock Plan, you are entitled to direct the Trustee to vote the shares of stock allocated to your Employee Stock Plan account. The Trustee will vote, in its sole discretion, shares for which no instructions have been received. The Trustee will also vote in its sole discretion any shares allocated to your Supplemental Retirement Plan account.

Because your voting rights are important, you are strongly encouraged to direct the Trustee to vote your shares. You may provide voting directions by telephone in accordance with the telephone voting instructions set forth on the reverse side of this card or by mail. If you choose to provide voting directions by mail, please mark the appropriate box on the direction card, date, sign and detach the card and return it to the Trustee in the enclosed postage paid envelope. All voting directions will be kept in strict confidence by the Trustee.

Your voting directions must be received by 5:00 p.m., EDT, on April 21, 1999, in order to be counted.

Sincerely,

Northwest Airlines Corporation


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VOTING DIRECTION CARD                                                    [LOGO]

                        NORTHWEST AIRLINES CORPORATION
                    2700 Lone Oak Parkway, Eagan, MN 55121

                              DIRECTION TO TRUSTEE
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 1999

As a participant in the Northwest Airlines Corporation Employee Stock Plan, I hereby direct the Trustee to vote the shares of stock allocated to my Employee Stock Plan account at the Annual Meeting of Stockholders which will be held on April 23, 1999, and at any adjournments thereof, in accordance with my instructions provided by telephone or as indicated on this card. I understand that the Trustee will vote, in its sole discretion, shares for which no directions have been received.

IF YOU SIGN AND RETURN YOUR DIRECTION CARD BUT DO NOT CHECK A BOX OR OTHERWISE PROVIDE SPECIFIC DIRECTIONS WITH RESPECT TO THE PROPOSAL, THE TRUSTEE WILL VOTE YOUR SHARES "FOR" THE PROPOSAL. IN ITS DISCRETION, THE TRUSTEE IS AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

    PLEASE PROVIDE YOUR VOTING DIRECTIONS BY TELEPHONE OR MARK, DATE, SIGN
         AND RETURN THIS CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
           NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        (Continued, and to be signed and dated on reverse side)

                                                               ----------------
                                                                COMPANY #
                                                                CONTROL #
                                                               ----------------

                PROVIDE VOTING DIRECTIONS BY TELEPHONE
                    24 HOURS A DAY, 7 DAYS A WEEK

YOUR TELEPHONE VOTING DIRECTIONS TO THE TRUSTEE OF THE NORTHWEST AIRLINES CORPORATION EMPLOYEE STOCK PLAN DIRECTS THE TRUSTEE TO VOTE THE SHARES OF STOCK ALLOCATED TO YOUR EMPLOYEE STOCK PLAN ACCOUNT IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED THE ATTACHED VOTING DIRECTION CARD. THE DEADLINE FOR TELEPHONE VOTING IS 5:00 P.M. (EDT) ON APRIL 20, 1999. WHEN YOU PROVIDE VOTING DIRECTIONS BY TELEPHONE, YOU ARE MAKING THE CERTIFICATION SET FORTH IMMEDIATELY ABOVE THE SIGNATURE BOX LOCATED ON THE BOTTOM RIGHT HAND CORNER OF THIS VOTING DIRECTION CARD.

PROVIDE VOTING DIRECTIONS BY PHONE--
1. USING A TOUCH-TONE TELEPHONE, DIAL 1-800-240-6326. YOU MAY DIAL THIS TOLL FREE NUMBER AT YOUR CONVENIENCE 7 DAYS A WEEK, 24 HOURS A DAY.

2. WHEN PROMPTED, ENTER THE 3 DIGIT COMPANY NUMBER LOCATED IN THE BOX ON THE UPPER RIGHT HAND CORNER OF THIS PROXY CARD.

3. WHEN PROMPTED, ENTER YOUR 7 DIGIT NUMERIC CONTROL NUMBER THAT FOLLOWS THE COMPANY NUMBER.

   OPTION A: To direct the Trustee to vote as the Northwest Airlines Corporation
             Board of Directors recommends on ALL items, press 1.

   OPTION B: If you choose to provide voting directions on each item separately, press 0. You will hear these instructions:

          To direct the Trustee to vote FOR ALL nominees, press 1. To direct the Trustee to WITHHOLD AUTHORITY TO VOTE FOR ALL nominees, press 9. To direct the Trustee to WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

WHEN ASKED, PLEASE CONFIRM YOUR VOTING DIRECTIONS BY PRESSING 1. PLEASE STAY ON THE LINE UNTIL YOU HAVE BEEN PROMPTED AND HAVE RESPONDED REGARDING YOUR ATTENDANCE AT THE ANNUAL MEETING

 IF YOU VOTE BY TELEPHONE, PLEASE DO NOT MAIL BACK YOUR VOTING DIRECTION CARD


          [DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE]

                            - Please detach here -



                        NORTHWEST AIRLINES CORPORATION
                             EMPLOYEE STOCK PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.    VOTING DIRECTION CARD
1. ELECTION OF DIRECTORS:
   Nominees: 01 Richard C. Blum    05 John H. Dasburg       09 Walter F. Mondale
             02 Elaine L. Chao     06 Doris Kearns Goodwin  10 V.A. Ravindran
             03 Alfred A. Checchi  07 Dennis F. Hightower   11 Leo M. van Wijk
             04 James G. Coulter   08 Frederic V. Malek     12 Gary L. Wilson

/ / FOR all nominees
    except as marked

/ / WITHHOLD AUTHORITY
    to vote for all nominees
    listed


NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR all except" box and write the number(s) of the nominee(s) in the "Exceptions" box. Your shares will be voted for the remaining nominee(s).


/ / CHECK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.
/ / CHECK THIS BOX IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED BELOW.


                -----------------------------------
Exceptions:
                -----------------------------------


IF YOU ARE RESPONDING BY MAIL, PLEASE SIGN, DATE AND RETURN THIS VOTING DIRECTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CERTIFICATION: Pursuant to federal law and Northwest's Certificate of Incorporation, Northwest's voting stock is subject to certain foreign ownership restrictions. By signing below, the undersigned represents that he or she is a United States citizen as that term is defined in the Federal Aviation Act.

Date:_______________________________

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Signature of Participant